UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                             FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2001




                SOUTH ALABAMA BANCORPORATION, INC.
      (Exact name of registrant as specified in its charter)

     Alabama                    0-15423        63-0909434
(State or other jurisdiction    Commission     (I.R.S. employer
of incorporation                file number     Identification
or organization)                                Number)


100 St. Joseph Street, Mobile, Alabama              36602
(Address of principal executive offices)           (Zip Code)

                          (251) 431-7800
       (Registrant's telephone number, including area code)

N/A
Former Name, Former Address and Former Fiscal Year, if changed since last report

Item 5.  Other Events and Regulation FD Disclosure

     On November 2, 2001, South Alabama Bancorporation, Inc. and Gulf Coast Community Bancshares, Inc. announced that they had reached an agreement in principle whereby Gulf Coast would merge into South Alabama. The joint press release of South Alabama and Gulf Coast announcing their agreement in principle is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     Exhibit 99.1   Joint Press Release dated November 2, 2001.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              SOUTH ALABAMA BANCORPORATION, INC.

DATE:11/05/2001               By:/s/F. Michael Johnson
                              F. Michael Johnson
                              Chief Financial Officer